Exhibit 99.1

Investors

Louis Alterman

404-748-7650

678-472-3252

altermanlo@corp.earthlink.net

Media

Michele Sadwick

404-748-7255

404-769-8421

sadwick@corp.earthlink.net

EARTHLINK COMPLETES ITC^DELTACOM ACQUISITION

ATLANTA — December  8, 2010 — EarthLink, Inc. (NASDAQ: ELNK) today announced that it has completed its acquisition of ITC^DeltaCom, Inc., a leading provider of integrated communications services to customers in the southeastern United States, in a transaction valued at approximately $524 million.

Under the terms of the merger agreement, ITC^DeltaCom (Deltacom) stockholders are receiving $3.00 in cash per each share of Deltacom common stock in the transaction.  EarthLink is paying approximately $199 million in cash as part of the acquisition.  EarthLink also is assuming approximately $325 million of Deltacom’s senior secured notes.

With the close of the transaction EarthLink will begin integrating its New Edge Networks and EarthLink Business Services operations with Deltacom and will market the combined services under the ‘EarthLink Business’ brand name.

“With the addition of Deltacom’s deep fiber assets and strong customer relationships, EarthLink is creating a leading IP infrastructure and services company.  We are pleased to have gained the regulatory approvals required to close this transaction in just ten weeks. We’ve acquired a business that has meaningful revenue streams, strong gross margins and unlevered free cash flow that positions EarthLink for future strategic value creation,” said EarthLink Chairman and Chief Executive Officer Rolla P. Huff. “Our new EarthLink Business division will offer a full complement of voice, data, mobile, and equipment services over a nationwide IP network with regional fiber density and favorable economics for any customer that has concentration in the Southeast region.”

About EarthLink

EarthLink, Inc. (NASDAQ: ELNK) is a leading provider of Internet Protocol (IP) infrastructure and services to medium-sized and large businesses, enterprise organizations, and over 1.5 million residential customers across the United States. The company has been providing Internet access and communications services for decades and has earned an award-winning reputation for both outstanding customer service and product innovation.  For consumers, EarthLink is a leading Internet Service Provider connecting people to the power and possibilities of the Internet.   EarthLink Business™ provides voice, data, mobile and equipment services over a Southeast fiber network and MPLS-based services nationwide. For more information visit EarthLink’s website www.earthlink.net.

Cautionary Information Regarding Forward-Looking Statements for EarthLink, Inc.

This press release includes “forward-looking” statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described. Although we believe that the expectations expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. We disclaim any obligation to update any forward-looking statements contained herein, except as may be required pursuant to applicable law. With respect to forward-looking statements in this press release, the company seeks the protections afforded by the Private Securities Litigation Reform Act of 1995.  These risks and uncertainties include, without limitation, (1) that the continued decline of our consumer access subscribers, combined with the change in mix of our consumer access subscriber base from narrowband to broadband, will adversely affect our results of operations; (2) that we will have less ability in the future to implement cost reductions to offset our revenue declines, which will adversely affect our results of operations; (3) that we face significant competition which could reduce our profitability; (4) that adverse economic conditions may harm our business; (5) that we may not be able to execute our business strategy for our Business Services segment, which could adversely impact our results of operations and cash flows; (6) that our commercial and alliance arrangements may not be renewed or may not generate expected benefits, which could adversely affect our results of operations; (7) that our business is dependent on the availability of third-party telecommunications service providers; (8) that we may be unable to retain sufficient qualified personnel, particularly in light of recent workforce and cost reduction initiatives and in a recovering economy, and the loss of any of our key executive officers could adversely affect us; (9) that we may be unsuccessful in making and integrating acquisitions into our business, which could result in operating difficulties, losses and other adverse consequences; (10) that if we do not continue to innovate and provide products and services that are useful to subscribers, we may not remain competitive, and our revenues and operating results could suffer; (11) that our business may suffer if third parties used for customer service and technical support and certain billing services are unable to provide these services or terminate their relationships with us; (12) that interruption or failure of our network and information systems and other technologies could impair our ability to provide our services, which could damage our reputation and harm our operating results; (13) that government regulations could adversely affect our business or force us to change our business practices; (14) that privacy concerns relating to our business could damage our reputation and deter current and potential users from using our services;  (15) that we may not be able to protect our intellectual property; (16) that we may be accused of infringing upon the intellectual property rights of third parties, which is costly to defend and could limit our ability to use certain technologies in the future; (17) that if we are unable to successfully defend against legal actions we could face substantial liabilities; (18) that our business depends on effective business support systems, processes and personnel; (19) that as a result of our continuing review of our business, we may have to undertake further restructuring plans that would require additional charges, including incurring facility exit and restructuring charges; (20) that we may be required to recognize additional impairment charges on our goodwill and intangible assets, which would adversely affect our results of operations and financial position; (21) that we may have exposure to greater than anticipated tax liabilities and the use of our net operating losses and certain other tax attributes could be limited in the future; (22) that we may reduce, or cease payment of, quarterly dividends; (23) that our stock price may be volatile; (24) that our indebtedness could adversely affect our financial health and limit our ability to react to changes in our industry; (25) that provisions of our second restated certificate of incorporation, amended and restated bylaws and other elements of our capital structure could limit our share price and delay a change of management; (26) that we may be unsuccessful integrating our acquisition of ITC^DeltaCom, which could result in operating difficulties, losses and other adverse consequences; and (27) that we will be exposed to additional risks specific to ITC^DeltaCom’s business and industry, which could adversely affect our financial condition, results of operations and cash flows. These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ significantly from management’s expectations, are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the period ended September 30, 2010.